UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 10, 2008
(Date of earliest event reported)
Energy West, Incorporated
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation)	0-14183 (Commission File Number)	81-0141785 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2008, David A. Cerotzke resigned as a member of the board of directors of Energy West, Incorporated (the “Company”). The remaining directors immediately appointed Michael I. German to fill the vacancy on the board created by Mr. Cerotzke’s resignation.
Mr. German, age 57, has extensive natural gas company experience. He has served as the chief executive officer, president and a director of Corning Natural Gas Corporation (“Corning”), a public utility company in Corning, New York, since December 2006. Prior to joining Corning, he was senior vice president, utility operations for Southern Union Company where he was responsible for gas utility operations in Missouri, Pennsylvania, Rhode Island and Massachusetts. From 1994 to 2005, Mr. German held several senior positions at Energy East Corporation, a publicly-held energy services and delivery company, including president of several utilities. Mr. German has not been named to any committees of the board of the Company at this time.

Item 8.01	Other Events.
On April 11, 2008, the Company issued a press release announcing appointment of Mr. German. The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     99.1     Press Release dated April 11, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy West, Incorporated
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Vice President and Chief Financial Officer

Dated: April 14, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 11, 2008 by Energy West, Incorporated.

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